Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OF HARRAH’S ENTERTAINMENT, INC.

The following unaudited pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of Harrah’s Entertainment and subsidiaries. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 give effect to the Acquisition (as defined below) and Financing (as defined below) as if they had occurred on January 1, of the year presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Acquisition and Financing actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in the audited and unaudited financial statements of Harrah’s Entertainment and the related notes of Harrah’s Entertainment contained in its Current Report on Form 8-K filed on November 14, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. All pro forma adjustments and their underlying assumptions are described more fully herein in the notes to our unaudited pro forma condensed consolidated financial information.

The audited and unaudited financial statements from which the pro forma condensed consolidated financial information have been derived were prepared in accordance with U.S. GAAP.

For purposes of this pro forma financial information, “Acquisition” means the merger of Hamlet Merger Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings, LLC (“Hamlet Holdings”), with and into Harrah’s Entertainment on January 28, 2008 pursuant to a merger agreement dated December 19, 2006 among Harrah’s Entertainment, Merger Sub and Hamlet Holdings. In connection with the merger, each share of common stock of Harrah’s Entertainment issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive $90.00 in cash, which, when taken together with the net settlement of outstanding options, stock appreciation rights, restricted stock and restricted stock units, represents merger consideration of $17,241 million in the aggregate.

        For purposes of this pro forma financial information, “Financing” means, collectively, the following financing transactions completed in connection with the Acquisition: (i) the cash equity investment by affiliates of Apollo Global Management, LLC and TPG Capital, LP, their co-investors and certain members of management in Harrah’s Entertainment of approximately $6,079 million; (ii) the incurrence by HOC of $5,275 million of senior unsecured cash pay interim loans; (iii) the incurrence by HOC of $1,500 million of senior unsecured PIK toggle interim loans; (iv) borrowings of $7,250 million by HOC under the term loan portion of its $9,250 million senior secured credit facilities; (v) the incurrence of $6,500 million of mortgage loans and related mezzanine financing under a real estate facility entered into by the holders of the Harrah’s Las Vegas, Rio, Paris Las Vegas, Flamingo Las Vegas, Harrah’s Atlantic City and Harrah’s Laughlin casinos and related operating assets of those casinos (the “CMBS Borrowers”); (vi) the issuance by HOC of $4,932 million of 10.75% senior cash pay notes due 2016, the proceeds of which were used to repay a portion of the senior unsecured cash pay interim loans; (vii) the issuance by HOC of $1,403 million of 10.75%/11.5% senior toggle note due 2018, the proceeds of which were used to repay a portion of the senior unsecured PIK toggle interim loans; (viii) the repurchase of $131 million of HOC’s 7.5% senior notes due 2009, $394 million of HOC’s 8.875% senior subordinated notes due 2008, $424 million of HOC’s 7.5% senior notes due 2009, $299 million of HOC’s 7% senior notes due 2013, $250 million of HOC’s senior floating rate notes due 2008 and $375 million of its floating rate contingent convertible notes due 2024 pursuant to tender offers completed on the same day as the Acquisition, as well as a discharge of all senior floating rate notes that were not tendered in the tender offer; and (ix) HOC’s entry into three hedging arrangements with respect to LIBOR borrowings under the senior secured credit facilities, all of which fix the floating rate interest thereunder to a fixed rate.

For purposes of this pro forma financial information, we collectively refer to the Acquisition and the Financing as the “Transactions.”

The Acquisition will be accounted for as a business combination using the purchase method of accounting. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this exhibit and management assumptions will be revised as additional information becomes available. The actual adjustments to our consolidated financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and the actual balance sheet of our net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The following table reconciles the preliminary purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition. The purchase price allocation is in process and will be completed within one year of the Acquisition; thus, the allocation of the purchase price is subject to refinement. The preliminary allocation of the purchase price for property and equipment, intangible assets and deferred income taxes was based on preliminary valuation data.

	Predecessor		Successor
(In millions)	January 27, 2008	Merger Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,167.2	17,788.5
Long-term assets	511.5	811.7	1,323.2
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,765.3	9,315.0

Total assets	$23,371.3	$13,826.7	$37,198.0

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.3	$2,119.2
Deferred income taxes	1,974.1	2,784.8	4,758.9
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	499.3	1.0	500.3

Total liabilities	16,638.8	14,642.1	31,280.9

Minority interests	52.3	2.0	54.3
Stockholders’ equity	6,680.2	(817.4)	5,862.8

Total liabilities and stockholders’ equity	$23,371.3	$13,826.7	$37,198.0

Of the estimated $6,415.9 million of intangible assets, $2,729.4 million has been assigned to trademarks that are not subject to amortization, and $1,951.0 million has been assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million (12-year weighted-average useful life), contract/management rights estimated at $134.3 million (5-year weighted-average useful life), gaming rights estimated at $42.8 million (16-year estimated useful life), trademarks subject to amortization estimated at $10.4 million (5-year estimated useful life) and internally developed information technology systems estimated at $93.5 million (8-year estimated useful life). The weighted-average useful life of all amortizing intangible assets related to the Acquisition is approximately 11 years.

We anticipate that the goodwill related to the Acquisition will not be deductible for tax purposes.

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(In millions)	Harrah’s Entertainment(1)	Acquisition and Financing		Pro Forma
Revenues
Casino	$6,267.8	$—		$6,267.8
Food and beverage	1,278.6	—		1,278.6
Rooms	990.6	—		990.6
Management fees	50.8	—		50.8
Other	505.1	—		505.1
Less: casino promotional allowances	(1,244.3)	—		(1,244.3)

Net revenues	7,848.6	—		7,848.6

Operating expenses
Direct
Casino	3,377.7	—		3,377.7
Food and beverage	536.6	—		536.6
Rooms	199.0	—		199.0
Property general and administrative, corporate and other	1,901.6	(1.1	)(2)	1,900.5
Depreciation and amortization	515.9	(10.9	)(2)	505.0
Write-downs, reserves and recoveries	(57.1)	—		(57.1)
Project opening costs	27.0	—		27.0
Merger and integration costs	148.7	—		148.7
Equity in losses of nonconsolidated affiliates	0.8	—		0.8
Amortization of intangible assets	124.7	13.3	(2)	138.0

Total operating expenses	6,774.9	1.3		6,776.2

Income from operations	1,073.7	(1.3)		1,072.4
Interest expense, net of interest capitalized	(1,559.1)	(140.0	)(3)	(1,699.1)
Loss on early extinguishments of debt	(203.9)	—		(203.9)
Other income, including interest income	19.8	—		19.8

Loss from continuing operations before income taxes and minority interests	(669.5)	(141.3)		(810.8)
Benefit for income taxes	173.7	36.2	(4)	209.9
Minority interests	(7.8)	—		(7.8)

Loss from continuing operations	$(503.6)	$(105.1)		$(608.7)

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)	Harrah’s Entertainment(1)	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,831.0	$—		$8,831.0
Food and beverage	1,698.8	—		1,698.8
Rooms	1,353.6	—		1,353.6
Management fees	81.5	—		81.5
Other	695.9	—		695.9
Less: casino promotional allowances	(1,835.6)	—		(1,835.6)

Net revenues	10,825.2	—		10,825.2

Operating expenses
Direct
Casino	4,595.2	—		4,595.2
Food and beverage	716.5	—		716.5
Rooms	266.3	—		266.3
Property general and administrative, corporate and other	2,559.8	17.0	(2)	2,576.8
Depreciation and amortization	817.2	(187.5	)(2)	629.7
Write-downs, reserves and recoveries	109.7	—		109.7
Project opening costs	25.5	—		25.5
Merger and integration costs	13.4	—		13.4
Equity in losses of nonconsolidated affiliates	(3.9)	—		(3.9)
Amortization of intangible assets	73.5	110.5	(2)	184.0

Total operating expenses	9,173.2	(60.0)		9,113.2

Income from operations	1,652.0	60.0		1,712.0
Interest expense, net of interest capitalized	(800.8)	(1,643.0	)(3)	(2,443.8)
Loss of early extinguishments of debt	(2.0)	—		(2.0)
Other income, including interest income	43.3	—		43.3

Income/(loss) from continuing operations before income taxes and minority interests	892.5	(1,583.0)		(690.5)
(Provision)/benefit for income taxes	(350.1)	609.5	(4)	259.4
Minority interests	(15.2)	—		(15.2)

Income/(loss) from continuing operations	$527.2	$(973.5)		$(446.3)

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1)	Represents the historical financial information of Harrah’s Entertainment.

(2)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustment and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Transactions.

(3)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Reversal of historical interest expense (i)	$(421.6)	$(31.7)
Reversal of amortization of debt issuance costs (ii)	(7.1)	(0.6)
Interest expense on new indebtedness (iii)	1,706.1	128.0
Amortization expenses of debt issuance costs on the new indebtedness	100.1	7.8
Amortization expense from fair value adjustments (iv)	197.0	14.8
Interest rate swaps (v)	68.5	21.7

	$1,643.0	$140.0

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Transactions;

(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Transactions;

(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, in the aggregate principal amount of $20,525;

(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective upon closing of the Transactions. The weighted-average interest rate of the new indebtedness for pro forma purposes is 8.2%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt, borrowings under our new senior credit facility and the CMBS Financing, would change pro forma interest expense by (i) $25.6 million for the year ended December 31, 2007; and (ii) $19.0 million for the nine months ended September 30, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Transactions.

(4)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 38.5% for 2007. This rate is not necessarily indicative of our future effective tax rate.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OF HARRAH’S OPERATING COMPANY, INC.

The following unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Harrah’s Entertainment and subsidiaries. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008, and the year ended December 31, 2007 give effect to all of the Acquisition Transactions (as defined below) as if they had occurred on January 1 of the year presented. The unaudited condensed combined balance sheet included in this section gives effect to all of the Acquisition Transactions. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

Pro forma adjustments were made to reflect:

•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets due to the Acquisition Transactions;

•

changes in interest expense resulting from additional indebtedness incurred in connection with the Financing and the refinancing of existing debt, including amortization of estimated debt issuance costs; and

•	the effect to deferred income taxes of the pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in the “Unaudited Pro Forma Condensed Consolidated Financial Information of Harrah’s Entertainment, Inc.” appearing elsewhere in this Exhibit, as well as the audited and unaudited financial statements of Harrah’s Entertainment and the related notes of Harrah’s Entertainment contained in its Current Report on Form 8-K filed on November 14, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. All pro forma adjustments and their underlying assumptions are described more fully herein in the notes to our unaudited pro forma condensed consolidated financial information.

The audited and unaudited financial statements from which the pro forma condensed consolidated financial information have been derived have been prepared in accordance with U.S. GAAP.

For purposes of this pro forma financial information, we collectively refer to the Acquisition (as defined below), the Financing (as defined below), the CMBS Transactions (as defined below) and the London Clubs Transfer (as defined below) as the “Acquisition Transactions.”

For purposes of this pro forma financial information, “Acquisition” means the merger of Hamlet Merger Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings, LLC (“Hamlet Holdings”), with and into Harrah’s Entertainment on January 28, 2008 pursuant to a merger agreement dated December 19, 2006 among Harrah’s Entertainment, Merger Sub and Hamlet Holdings. In connection with the merger, each share of common stock of Harrah’s entertainment issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive $90.00 in cash, which, when taken together with the net settlement of outstanding options, stock appreciation rights, restricted stock and restricted stock units, represents merger consideration of $17,241 million in the aggregate.

For purposes of this pro forma financial information, “CMBS Transactions” means the spin-off of the following casino properties and their related operating assets by HOC to Harrah’s Entertainment: Harrah’s Las Vegas, Rio, Paris Las Vegas and Flamingo Las Vegas in Las Vegas, Nevada; Harrah’s Atlantic City in Atlantic City, New Jersey and Harrah’s Laughlin in Laughlin, Nevada.

For purposes of this pro forma financial information, “London Clubs Transfer” means the transfer of the London Clubs operations acquired by Harrah’s Entertainment in December 2006 to HOC in connection with the Acquisition and the Financing.

        For purposes of this pro forma financial information, “Financing” means, collectively, the following financing transactions completed in connection with the Acquisition: (i) the cash equity investment by affiliates of Apollo Global Management, LLC and TPG Capital, LP, their co-investors and certain members of management in Harrah’s Entertainment of approximately $6,079 million; (ii) the incurrence by HOC of $5,275 million of senior unsecured cash pay interim loans; (iii) the incurrence by HOC of $1,500 million of senior unsecured PIK toggle interim loans; (iv) borrowings of $7,250 million by HOC under the term loan portion of its $9,250 million senior secured credit facilities; (v) the issuance by HOC of $4,932 million of 10.75% senior cash pay notes due 2016, the proceeds of which were used to repay a portion of the senior unsecured cash pay interim loans; (vi) the issuance by HOC of $1,403 million of 10.75%/11.5% senior toggle note due 2018, the proceeds of which were used to repay a portion of the senior unsecured PIK toggle interim loans; (vii) the repurchase of $131 million of HOC’s 7.5% senior notes due 2009, $394 million of HOC’s 8.875% senior subordinated notes due 2008, $424 million of HOC’s 7.5% senior notes due 2009, $299 million of HOC’s 7% senior notes due 2013, $250 million of HOC’s senior floating rate notes due 2008 and $375 million of its floating rate contingent convertible notes due 2024 pursuant to tender offers completed on the same day as the Acquisition, as well as a discharge of all senior floating rate notes that were not tendered in the tender offer; and (viii) HOC’s entry into three hedging arrangements with respect to LIBOR borrowings under the senior secured credit facilities, all of which fix the floating rate interest thereunder to a fixed rate.

The Acquisition will be accounted for as a business combination using the purchase method of accounting. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this exhibit and management assumptions will be revised as additional information becomes available. The actual adjustments to our consolidated financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and the actual balance sheet of our net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The final purchase price allocation is dependant on, among other things, the finalization of asset and liability valuations. As of the date of this offering memorandum, we have not completed the valuation studies necessary to estimate the fair values of our assets and liabilities and the related allocation of purchase price. A final determination of these fair values will reflect our consideration of a final valuation, based on relevant information including discounted cash flow analyses, quoted market prices and our own estimates. This final valuation will be based on the actual net tangible and intangible assets that exist as of the closing date of the Acquisition. Any final adjustment will change the allocation price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.

Harrah’s Operating Company, Inc. (Successor)

Unaudited Condensed Combined Balance Sheet

As of September 30, 2008

	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)	HOC(3)
(In millions)
ASSETS
Current assets
Cash and cash equivalents	$1,005.9	$(223.0)	$782.9
Receivables, net of allowance for doubtful accounts	405.3	(92.9)	312.4
Deferred income taxes	145.4	(22.2)	123.2
Prepayments and other	239.7	(90.6)	149.1
Inventories	70.3	(16.9)	53.4

Total current assets	1,866.6	(445.6)	1,421.0

Land, buildings, riverboats and equipment, net of accumulated depreciation	18,272.6	(5,662.6)	12,610.0
Assets held for sale	50.6	—	50.6
Goodwill and intangible assets	15,587.1	(4,550.6)	11,036.5
Deferred costs and other	1,235.4	(357.0)	878.4

	$37,012.3	$(11,015.8)	$25,996.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$403.1	$(93.9)	$309.2
Accrued expenses	1,547.4	(339.9)	1,207.5
Current portion of long-term debt	84.0	(0.2)	83.8

Total current liabilities	2,034.5	(434.0)	1,600.5
Long-term debt	24,130.2	(6,500.2)	17,630.0
Liabilities held for sale	0.7	—	0.7
Deferred credits and other	461.5	20.5	482.0
Deferred income taxes	4,513.0	(1,365.6)	3,147.4

	31,139.9	(8,279.3)	22,860.6

Minority interests	57.3	(5.3)	52.0
Preferred stock	2,206.2	(2,206.2)	—
Stockholders’ equity	3,608.9	(525.0)	3,083.9

	$37,012.3	$(11,015.8)	$25,996.5

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the removal of (i) the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties, and (ii) account balances at Harrah’s Entertainment.
(3)	Represents the financial information of HOC.

Harrah’s Operating Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2008

(In millions)	Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)(3)	Harrah’s Operating Restructured(4)	Acquisition and Financing		Pro Forma
Revenues
Casino	$6,267.8	$(1,268.5)	$4,999.3	$—		$4,999.3
Food and beverage	1,278.6	(467.9)	810.7	—		810.7
Rooms	990.6	(415.8)	574.8	—		574.8
Management fees	50.8	—	50.8	—		50.8
Other	505.1	(97.1)	408.0	39.9	(5)	447.9
Less: casino promotional allowances	(1,244.3)	343.1	(901.2)	—		(901.2)

Net revenues	7,848.6	(1,906.2)	5,942.4	39.9		5,982.3

Operating expenses
Direct
Casino	3,377.7	(598.2)	2,779.5	—		2,779.5
Food and beverage	536.6	(224.1)	312.5	—		312.5
Rooms	199.0	(90.6)	108.4	—		108.4
Property general and administrative, corporate and other	1,901.6	(451.2)	1,450.4	36.3	(5)(6)	1,486.7
Depreciation and amortization	515.9	(128.0)	387.9	(4.6	)(6)	383.3
Write-downs, reserves and recoveries	(57.1)	(51.6)	(108.7)	—		(108.7)
Project opening costs	27.0	(1.3)	25.7	—		25.7
Merger and integration costs	148.7	—	148.7	—		148.7
Equity in income of nonconsolidated affiliates	0.8	(0.1)	0.7	—		0.7
Amortization of intangible assets	124.7	(39.8)	84.9	3.4	(6)	88.3

Total operating expenses	6,774.9	(1,584.9)	5,190.0	35.1		5,225.1

Income from operations	1,073.7	(321.3)	752.4	4.8		757.2
Interest expense, net of interest capitalized	(1,559.1)	261.2	(1,297.9)	(103.0	)(7)	(1,400.9)
Loss on early extinguishments of debt	(203.9)	—	(203.9)	—		(203.9)
Other income, including interest income	19.8	0.8	20.6	—		20.6

Loss from continuing operations before income taxes and minority interests	(669.5)	(59.3)	(728.8)	(98.2)		(827.0)
Benefit for income taxes	173.7	34.6	208.3	25.1	(8)	233.4
Minority interests	(7.8)	4.8	(3.0)	—		(3.0)

(Loss)/income from continuing operations	$(503.6)	$(19.9)	$(523.5)	$(73.1)		$(596.6)

Harrah’s Operating Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2007

(In millions)	Historical Harrah’s Entertainment(1)	Other Harrah’s Entertainment Subsidiaries and Accounts(2)	Historical Harrah’s Operating(4)	CMBS Spin-off(3)	London Clubs Transfer(9)	Subtotal	Acquisition and Financing		Pro Forma
Revenues
Casino	$8,831.0	$(262.6)	$8,568.4	$(1,748.2)	$262.6	$7,082.8	$—		$7,082.8
Food and beverage	1,698.8	(35.5)	1,663.3	(621.9)	35.5	1,076.9	—		1,076.9
Rooms	1,353.6	(2.8)	1,350.8	(561.9)	2.8	791.7	—		791.7
Management fees	81.5	(0.5)	81.0	—	0.5	81.5	—		81.5
Other	695.9	(10.3)	685.6	(239.1)	6.6	453.1	77.0	(5)	530.1
Less: casino promotional allowances	(1,835.6)	14.1	(1,821.5)	493.4	(14.1)	(1,342.2)	—		(1,342.2)

Net revenues	10,825.2	(297.6)	10,527.6	(2,677.7)	293.9	8,143.8	77.0		8,220.8

Operating expenses
Direct
Casino	4,595.2	(218.0)	4,377.2	(814.5)	218.0	3,780.7	—		3,780.7
Food and beverage	716.5	(13.5)	703.0	(301.1)	13.5	415.4	—		415.4
Rooms	266.3	(1.2)	265.1	(120.0)	1.2	146.3	—		146.3
Property general and administrative, corporate and other	2,559.8	(62.0)	2,497.8	(647.2)	61.0	1,911.6	64.0	(5)(6)	1,975.6
Depreciation and amortization	817.2	(14.2)	803.0	(204.8)	14.2	612.4	(134.9	)(6)	477.5
Write-downs, reserves and recoveries	109.7	(109.2)	0.5	(22.5)	109.2	87.2	—		87.2
Project opening costs	25.5	(15.6)	9.9	(1.9)	15.6	23.6	—		23.6
Merger and integration costs	13.4	—	13.4	—	—	13.4	—		13.4
Equity in (income)/losses of nonconsolidated affiliates	(3.9)	(0.5)	(4.4)	(0.1)	0.5	(4.0)	—		(4.0)
Amortization of intangible assets	73.5	(2.2)	71.3	(0.5)	2.2	73.0	44.8	(6)	117.8

Total operating expenses	9,173.2	(436.4)	8,736.8	(2,112.6)	435.4	7,059.6	(26.1)		7,033.5

Income/(loss) from operations	1,652.0	138.8	1,790.8	(565.1)	(141.5)	1,084.2	103.1		1,187.3
Interest expense, net of interest capitalized	(800.8)	15.5	(785.3)	—	(15.5)	(800.8)	(1,150.6	)(7)	(1,951.4)
Loss on early extinguishment of debt	(2.0)	2.0	—	—	(2.0)	(2.0)	—		(2.0)
Other income, including interest income	43.3	(12.4)	30.9	3.9	12.5	47.3	—		47.3

Income/(loss) from continuing operations before income taxes and minority interests	892.5	143.9	1,036.4	(561.2)	(146.5)	328.7	(1,047.5)		(718.8)
(Provision)/benefit for income taxes	(350.1)	(44.6)	(394.7)	195.7	46.4	(152.6)	403.5	(8)	250.9
Minority interests	(15.2)	(3.7)	(18.9)	5.9	3.7	(9.3)	—		(9.3)

Income/(loss) from continuing operations	$527.2	$95.6	$622.8	$(359.6)	$(96.4)	$166.8	$(644.0)		$(477.2)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF HARRAH’S OPERATING COMPANY INC.

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the historical financial information of (i) all subsidiaries of Harrah’s Entertainment that have historically not been a component of HOC, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.
(3)	Reflects the removal of the historical operating results of the CMBS properties, pursuant to the CMBS spin-off in which certain properties and operations of HOC were spun-off into a separate borrowing structure and held side-by-side with HOC under Harrah’s Entertainment. The historical operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS transactions reflect the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Acquisition, many of these services will continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.
(4)	Represents the historical financial information of HOC.
(5)	Represents the estimated revenue on the Shared Services Agreement with the CMBS Borrowers, which was entered into as a result of the Acquisition Transactions, and related costs.
(6)	Reflects the adjustment to depreciation and amortization resulting from estimated fair value adjustments and estimated useful lives assigned to buildings, riverboats and equipment and amortizing intangible assets as a result of the Acquisition Transactions.
(7)	Reflects adjustments to pro forma interest expense, as follows:

(In millions)	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Reversal of historical interest expense(i)	$(421.6)	$(31.7)
Reversal of amortization of debt issuance costs(ii)	(7.1)	(0.6)
Interest expense on new indebtedness(iii)	1,247.7	93.6
Amortization expenses of debt issuance costs on the new indebtedness	66.1	5.2
Amortization expense from fair value adjustments(iv)	197.0	14.8
Interest rate swaps(v)	68.5	21.7

	$1,150.6	$103.0

(i)	Reversal of the historical interest expense related to existing indebtedness, which was repaid as a result of the Acquisition Transactions.
(ii)	Reversal of the historical amortization of debt issuance costs related to existing indebtedness, which was repaid as a result of the Acquisition Transactions.
(iii)	Increase in interest expense related to the new indebtedness, consisting of the senior unsecured cash pay debt and senior unsecured PIK toggle debt and borrowings under our new senior credit facility, in the aggregate principal amount of $14,025.
(iv)	Effects on interest expense from the purchase accounting on the outstanding indebtedness.

The interest rates used for pro forma purposes are based on the rates effective upon closing of the Acquisition Transactions. The weighted-average interest rate of the new indebtedness for pro forma purposes is 8.8%.

A 0.125% change in the interest rates on our new indebtedness, consisting of the senior unsecured cash pay debt, the senior unsecured PIK toggle debt and borrowings under our new senior credit facility, would change pro forma interest expense by (i) $17.5 million for the year ended December 31, 2007; and (ii) $13.0 million for the nine months ended September 30, 2008.

(v)	Represents estimated interest expense on forward interest rate swap agreements, which were entered into in connection with the Acquisition Transactions.
(8)	Reflects the income tax effect on the pro forma adjustments using an estimated combined statutory income tax rate of 38.5% for 2007. This rate is not necessarily indicative of our future effective tax rate.
(9)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries became subsidiaries of HOC.